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                                   SCHEDULE 14A
                             SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                                 ----------------

  Filed by the Registrant [x]

  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:

  [ ] Preliminary Proxy Statement
  [ ] Definitive Proxy Statement
  [x] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 ----------------

                           SANTA FE PACIFIC CORPORATION
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           SANTA FE PACIFIC CORPORATION
                    (NAME OF PERSON(S) FILING PROXY STATEMENT)

                                 ----------------

  Payment of Filing Fee (Check the appropriate box):(/1/)

  [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies: Santa Fe Pacific Corporation common stock, par value $1.00 per share.
    2) Aggregate number of securities to which transaction applies: 186,523,992 shares of Santa Fe Pacific Corporation common stock.
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $52 3/8(/2/)
    4) Proposed maximum aggregate value of transaction: $2,637,682,402(/2/)

 (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994.

 (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.27 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is equal to one-fiftieth of one percent of $2,637,682,402 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of June 30, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on August 5, 1994 and the exchange ratio of 0.27).

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ..........
     2) Form, Schedule or Registration
        Statement No.: ...................
     3) Filing Party: ....................
     3) Date Filed: ......................

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                                    [LOGO]

                                                               December 14, 1994

Dear Shareholder:

     I am writing to update you on recent developments. The Special Meeting of Santa Fe's shareholders to consider the merger with Burlington Northern has been postponed to January 27, 1995, with the place and time to be announced. In addition, the record date for the Special Meeting has been changed from October 19, 1994 to December 27, 1994. The postponement will allow Santa Fe's Board of Directors and shareholders more time to consider the alternatives in connection with the proposals to acquire or merge with Santa Fe.

     Santa Fe previously announced that it would meet with Union Pacific in an effort to clarify and improve Union Pacific's Offer. Representatives of Union Pacific and its counsel, advisors and consultants have been given access to various financial, legal and other information relating to Santa Fe. Certain representatives and advisors of Union Pacific were also invited to Santa Fe's offices where representatives of Santa Fe and representatives of Union Pacific exchanged certain additional financial information. Santa Fe and Union Pacific have been engaged in ongoing discussions regarding the possible terms of a merger agreement between Santa Fe and Union Pacific. Those discussions are ongoing and have not yet reached a resolution.

     In addition, we have commenced discussions with Burlington Northern concerning possible revisions to the proposed transaction between Santa Fe and Burlington Northern, including a possible change to the exchange ratio in the merger, possible tender offers for Santa Fe's stock by the Company and Burlington Northern contingent upon stockholder approval of the merger, and possible stock repurchases by the Company during the period preceding consummation of the merger. Those discussions are in the preliminary stages and there can be no assurance that any revisions will be made.

     Attached is the most recent amendment to Santa Fe's Schedule 14D-9, which formally responds to the Union Pacific tender offer. Please review it carefully.

     THE BOARD URGES YOU NOT TO TENDER YOUR SHARES INTO UNION PACIFIC'S TENDER OFFER AT THIS TIME. It would be a mistake for Santa Fe and its shareholders to give up the benefit of the Burlington Northern Merger Agreement unless and until a better arrangement is clearly available. We are continuing to evaluate the alternatives for you and Santa Fe and will keep you advised regarding any further developments.

                                  ON BEHALF OF THE BOARD OF DIRECTORS

                                  Sincerely,





                                  ROBERT D. KREBS
                                  Chairman, President and
                                  Chief Executive Officer







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FOR IMMEDIATE RELEASE

SANTA FE PACIFIC POSTPONES SHAREHOLDERS MEETING AND SETS NEW
RECORD DATE FOR VOTE

Schaumburg, Illinois, December 14, 1994 -- Santa Fe Pacific Corporation announced that it has postponed the special shareholders meeting to vote on a merger with Burlington Northern Inc. from December 16, 1994 to January 27, 1995. The record date for the special meeting has been changed from October 19, 1995 to December 27, 1994.

     Santa Fe stated that the postponement will allow its board of directors and shareholders more time to consider the alternatives in connection with the proposals to acquire or merge with Santa Fe. Santa Fe previously announced that it would meet with Union Pacific in an effort to clarify and improve Union Pacific's Offer. Representatives of Union Pacific have been given access to various information relating to Santa Fe. Certain representatives and advisors of Union Pacific were also invited to Santa Fe's offices where representatives of Santa Fe and representatives of Union Pacific exchanged certain additional financial information. Santa Fe and Union Pacific have been engaged in ongoing discussions regarding the possible terms of a merger agreement between Santa Fe and Union Pacific. These discussions are ongoing and have not yet reached a resolution. In addition, Santa Fe today filed an amended Schedule 14D-9 stating that representatives of Santa Fe and representatives of Burlington Northern have commenced discussions concerning possible revisions to the proposed transaction between Santa Fe and Burlington Northern, including a possible change to the exchange ratio in the merger, possible tender offers for Santa Fe stock by Santa Fe and Burlington Northern contingent upon stockholder approval of the merger, and possible stock repurchases by Santa Fe during the period preceding consummation of the merger. Those discussions are in the preliminary stages and there can be no assurance that any revisions will be made. The full text of the amended Schedule 14D-9 follows.